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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   May 22, 2002

                       Take Two Interactive Software, Inc.
               (Exact name of Registrant as Specified in Charter)


         Delaware                    0-29230                     51-0350842
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(State or Other Jurisdiction       (Commission                 (IRS Employer
    of Incorporation)              File Number)              Identification No.)


575 Broadway, New York, New York                                10012
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code (212) 334-6633


N/A

(Former name or former address, if changed since last report)

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Item 2.  Acquisition of Assets

         Pursuant to an Asset Purchase Agreement effective as of May 20, 2002, by and among Take-Two Interactive Software, Inc. (the "Company"), its subsidiary Maxcorp Ltd., a Bermuda company ("Maxcorp"), Apogee Software, Ltd. d/b/a 3D Realms, a Texas limited partnership ("Apogee"), Remedy Entertainment, Ltd., a Finnish company ("Remedy"), the Company and Maxcorp completed on May 22, 2002 the acquisition of all of the assets associated with the interactive software game and franchise known as Max Payne and a perpetual royalty-free license to the underlying technology and software. As consideration for such assets, the Company paid the sellers $10 million in cash from working capital and issued 969,932 shares of authorized and reserved shares of restricted common stock. The Company also agreed to pay up to an additional $8 million as incentive payments based on timely delivery and future sales of the PC version of Max Payne 2.

         The shares issued represent approximately 2.57% of the Company's common stock. The amount of the consideration paid in this transaction was determined by arm's length negotiations.

         The foregoing description is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

                  (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                           (1)      None

                  (b)      PRO FORMA FINANCIAL INFORMATION

                           (1)      None

                  (c)      Exhibit No.  Description

                           10.1 Asset Purchase Agreement effective as of May 20,
2002 by and between Apogee Software, Ltd. d/b/a 3D Realms, Remedy Entertainment, Ltd., the Company and Maxcorp Ltd.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TAKE TWO INTERACTIVE SOFTWARE, INC.


Date:  June 5, 2002                   By: /s/ Kelly Sumner
                                          -------------------------------
                                              Kelly Sumner
                                              Chief Executive Officer


                  Exhibit  No.      Description

                  10.1 Asset Purchase Agreement effective as of May 20, 2002 by and between Apogee Software, Ltd. d/b/a 3D Realms, Remedy Entertainment, Ltd., the Company and Maxcorp Ltd.



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